                                                                  EXHIBIT (d)(2)


                                               ___ __, 2008




Aston Asset Management LLC
120 N. LaSalle Street, 25th Floor
Chicago, IL 60602

     Re: Investment Advisory Agreement with Aston Asset Management LLC dated November 30, 2006 (the "Investment Advisory Agreement")

Ladies and Gentlemen:

         Pursuant to the Investment Advisory Agreement, we are hereby providing notification of a new series of the Aston Funds to be called "Aston/New Century Absolute Return ETF Fund" (the "New Series"). Attached hereto are amended Schedules A and B to the Investment Advisory Agreement to reflect, among other things, the appropriate effective date, initial term and annual fee rate for the New Series.

         By acknowledging below, you agree to render the investment advisory and management services to the New Series under the terms of the Investment Advisory Agreement and the amended Schedules A and B attached hereto.


                                               ASTON FUNDS


                                               By:
                                                   -----------------------------
                                               Name:  Gerald F. Dillenburg
                                               Its:   Senior Vice President,
                                                      Secretary, and Treasurer
Accepted this __ day of ____, 2008.


ASTON ASSET MANAGEMENT LLC


By:
   ----------------------------------
Name:  Kenneth C. Anderson
Its:   President

                                                    SCHEDULE A


FUND                                                      EFFECTIVE DATE             INITIAL TERM
----                                                      --------------             ------------
Aston Balanced Fund                                      November 30, 2006         December 31, 2007
Aston Value Fund                                         November 30, 2006         December 31, 2007
Aston/ABN AMRO Growth Fund                               November 30, 2006         December 31, 2007
Aston/McDonnell Municipal Bond Fund                      November 30, 2006         December 31, 2007
Aston/ABN AMRO Real Estate Fund                          November 30, 2006         December 31, 2007
Aston/Montag & Caldwell Balanced Fund                    November 30, 2006         December 31, 2007
Aston/Montag & Caldwell Growth Fund                      November 30, 2006         December 31, 2007
Aston/Optimum Mid Cap Fund                               November 30, 2006         December 31, 2007
Aston/River Road Dynamic Equity Income Fund              November 30, 2006         December 31, 2007
Aston/River Road Small Cap Value Fund                    November 30, 2006         December 31, 2007
Aston/TAMRO Large Cap Value Fund                         November 30, 2006         December 31, 2007
Aston/TAMRO Small Cap Fund                               November 30, 2006         December 31, 2007
Aston/TCH Fixed Income Fund                              November 30, 2006         December 31, 2007
Aston/TCH Investment Grade Bond Fund                     November 30, 2006         December 31, 2007
Aston/Veredus Aggressive Growth Fund                     November 30, 2006         December 31, 2007
Aston/Veredus SciTech Fund                               November 30, 2006         December 31, 2007
Aston/Veredus Select Growth Fund                         November 30, 2006         December 31, 2007
Aston/Optimum Large Cap Opportunity Fund                 December 26, 2006         December 31, 2007
Aston/River Road Small-Mid Cap Fund                      March 28, 2007            December 31, 2007
Aston/Neptune International Fund                         July 20, 2007             December 31, 2008
Aston/Resolution Global Equity Fund                      July 20, 2007             December 31, 2008
Aston/ABN AMRO Global Real Estate Fund                   July 20, 2007             December 31, 2008
Aston/Montag & Caldwell Mid Cap Growth Fund              November 1, 2007          December 31, 2008
Aston/ClariVest Mid Cap Growth Fund                      November 1, 2007          December 31, 2008
Aston/Barings International Fund                         November 1, 2007          December 31, 2008
Aston/Cardinal Mid Cap Value Fund                        November 1, 2007          December 31, 2008
Aston/SGA International Small-Mid Cap Fund               November 1, 2007          December 31, 2008
Aston/Smart Allocation ETF Fund                          January 7, 2008           December 31, 2009
Aston/MB Enhanced Equity Income Fund                     January 9, 2008           December 31, 2009
Aston/New Century Absolute Return ETF Fund               ____ __, 2008             December 31, 2009

                                   SCHEDULE B


FUND                                                                   ANNUAL FEE RATE
----                                                                   ---------------
Aston Balanced Fund                                      0.70% of the Fund's average daily net assets
Aston Value Fund                                         0.80% of the Fund's average daily net assets
Aston/ABN AMRO Growth Fund                               0.70% of the Fund's average daily net assets
Aston/McDonnell Municipal Bond Fund                      0.60% of the Fund's average daily net assets
Aston/ABN AMRO Real Estate Fund                          1.00% of the Fund's average daily net assets
Aston/Montag & Caldwell Balanced Fund                    0.75% of the Fund's average daily net assets
                                                         0.80% for the first $800 million
Aston/Montag & Caldwell Growth Fund                      0.60% over $800 million
                                                         0.80% for the first $100 million
                                                         0.75% for the next $300 million
Aston/Optimum Mid Cap Fund                               0.70% over $400 million
Aston/River Road Dynamic Equity Income Fund              0.70% of the Fund's average daily net assets
Aston/River Road Small Cap Value Fund                    0.90% of the Fund's average daily net assets
Aston/TAMRO Large Cap Value Fund                         0.80% of the Fund's average daily net assets
Aston/TAMRO Small Cap Fund                               0.90% of the Fund's average daily net assets
Aston/TCH Fixed Income Fund                              0.55% of the Fund's average daily net assets
Aston/TCH Investment Grade Bond Fund                     0.50% of the Fund's average daily net assets
Aston/Veredus Aggressive Growth Fund                     1.00% of the Fund's average daily net assets
Aston/Veredus SciTech Fund                               1.00% of the Fund's average daily net assets
Aston/Veredus Select Growth Fund                         0.80% of the Fund's average daily net assets
Aston/Optimum Large Cap Opportunity Fund                 0.80% of the Fund's average daily net assets
Aston/River Road Small-Mid Cap Fund                      1.00% of the Fund's average daily net assets
Aston/Neptune International Fund                         1.00% of the Fund's average daily net assets
Aston/Resolution Global Equity Fund                      1.00% of the Fund's average daily net assets
Aston/ABN AMRO Global Real Estate Fund                   1.00% of the Fund's average daily net assets
Aston/Montag & Caldwell Mid Cap Growth Fund              0.85% of the Fund's average daily net assets
Aston/ClariVest Mid Cap Growth Fund                      0.90% of the Fund's average daily net assets
Aston/Barings International Fund                         1.00% of the Fund's average daily net assets
Aston/Cardinal Mid Cap Value Fund                        0.90% of the Fund's average daily net assets

FUND                                                                   ANNUAL FEE RATE
----                                                                   ---------------
Aston/SGA International Small-Mid Cap Fund               1.20% of the Fund's average daily net assets
Aston/Smart Allocation ETF Fund                          0.80% of the Fund's average daily net assets
Aston/MB Enhanced Equity Income Fund                     0.70% of the Fund's average daily net assets
Aston/New Century Absolute Return ETF Fund               1.00% of the Fund's average daily net assets